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                                                Filed Pursuant to Rule 424(b)(3)
                                                              Reg. No. 333-36572

Prospectus Supplement No. 3, dated November 14, 2000
(To Prospectus dated September 1, 2000, as supplemented by
Prospectus Supplement No. 1 dated November 10, 2000 and
Prospectus Supplement No.2 dated November 14, 2000)


                            The Netplex Group, Inc.
                               15,498,907 shares
                                  Common Stock
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This Prospectus Supplement No. 3 supplements the Prospectus dated September 1,
2000, as supplemented by our Prospectus Supplement No.1 dated November 10, 2000 and as supplemented by our Prospectus Supplement No.2 dated November 14, 2000, relating to 15,498,907 shares of The Netplex Group, Inc.'s common stock (the "Prospectus").

On November 14, 2000, we released to the public certain financial information with respect to the Company. We attach hereto a copy of such financial information as Exhibit 1. This Prospectus Supplement No.3 and the financial information as attached as Exhibit 1 amends and supersedes, where appropriate, the financial information contained in certain sections of the Prospectus. A copy of the of the financial information attached as Exhibit 1 was filed with the Securities and Exchange Commission on Form 10-Q filed on November 14, 2000.


                      -----------------------------------

The Prospectus as supplemented by this Prospectus Supplement No. 3, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the common stock. All references in the Prospectus to "this prospectus" are amended to read "this prospectus (as supplemented and amended)."

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this Prospectus Supplement No. 3 is November 14, 2000.

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